                                                                    Exhibit 11.1
                                                                        (1 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                                 Three Months Ended March 31,
                                                               ---------------------------------------------------------------
                                                                            1999                              1998
                                                               ----------------------------       ----------------------------
                                                                  Basic           Diluted            Basic            Diluted
                                                               ----------       -----------       -----------       ----------
     I.  Shares Outstanding, Net of Treasury
            Stock Purchased During the Period:

                 Stock, net                                     2,940,729        2,940,729         4,715,546         4,715,546
                 Purchase of treasury stock (weighted)           (112,496)        (112,496)         (571,417)         (571,417)
                                                               ----------       ----------        ----------        ----------
                                                                2,828,233        2,828,233         4,144,129         4,144,129

    II.  Weighted Equivalent Shares:

                Assumed options and warrants exercised                              43,734                              37,115
                                                               ----------       ----------        ----------        ----------

   III.  Weighted Average Shares and Equivalent Shares          2,828,233        2,871,967         4,144,129         4,181,244
                                                               ==========       ==========        ==========        ==========

    IV.  Net Income                                            $    3,938       $    3,938        $    2,542        $    2,542
                                                               ==========       ==========        ==========        ==========

     V.  Net Income Per Share                                  $     1.39       $     1.37        $      .61        $      .61
                                                               ==========       ==========        ==========        ==========


                                                                    Exhibit 11.1
                                                                        (2 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)



                                                                                   Six Months Ended March 31,
                                                               ---------------------------------------------------------------
                                                                            1999                              1998
                                                               ----------------------------       ----------------------------
                                                                  Basic           Diluted            Basic            Diluted
                                                               ----------       -----------       -----------       ----------

     I.  Shares Outstanding, Net of Treasury
            Stock Purchased During the Period:

                 Stock, net                                     2,940,729        2,940,729          4,713,546         4,713,546
                 Purchase of treasury stock (weighted)            (55,808)         (55,808)          (280,683)         (280,683)
                 Options exercised (weighted)                                                           1,500             1,500
                                                               ----------       ----------         ----------        ----------
                                                                2,884,921        2,884,921          4,434,363         4,434,363

    II.  Weighted Equivalent Shares:

                Assumed options and warrants exercised                              51,203                               31,404
                                                               ----------       ----------         ----------        ----------

   III.  Weighted Average Shares and Equivalent Shares          2,884,921        2,936,124          4,434,363         4,465,767
                                                               ==========       ==========         ==========        ----------

    IV.  Net Income                                            $    6,449       $    6,449         $    5,364        $    5,364
                                                               ==========       ==========         ==========        ==========

     V.  Net Income Per Share                                  $     2.24       $     2.20         $     1.21        $     1.20
                                                               ===========      ==========         ==========        ==========

